THE GABELLI DIVIDEND & INCOME TRUST (the "Trust")

EXHIBIT TO ITEM 77Q1


STATEMENT OF PREFERENCES
OF
5.875% SERIES A CUMULATIVE PREFERRED SHARES


The Gabelli Dividend & Income Trust, a Delaware statutory trust (hereinafter called the "Trust"), hereby certifies that:
		FIRST:  The Board of Trustees of the
Trust, at a meeting duly convened and held on February
25, 2004, pursuant to authority expressly vested in it by Article III of the Agreement and Declaration of Trust, adopted resolutions classifying unlimited amount of authorized but unissued preferred shares of the Trust, par value $.001 per share and authorizing the designation and issuance of an unlimited amount of 5.875% Series A Cumulative Preferred Shares at such times and in such amounts as the Pricing Committee should determine.
		SECOND:  The Pricing Committee, at a
meeting duly convened and held on October 7, pursuant to authority granted it by the Board of Trustees of the Trust at its February 25, 2004 meeting, approved the designation and issuance by the Trust of up to 3,200,000
5.875% Series A Cumulative Preferred Shares.
		THIRD:  The preferences, rights, voting
powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the 5.875% Series A Cumulative Preferred Shares, par value $.001 per share, as set by the Board of Trustees are as follows:



DEFINITIONS

Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:


"Accountant's Confirmation" means a letter from an
Independent Accountant delivered to Moody's with respect
to certain Basic Maintenance Reports substantially to
the effect that:
(a)	the Independent Accountant has read the Basic
Maintenance Report or Reports prepared by the
Administrator during the referenced calendar
year that are referred to in such letter;
(b)	with respect to the issue size compliance,
issuer diversification and industry
diversification calculations, such
calculations and the resulting Market Value of
the Moody's Eligible Assets included in the
Reports and the Adjusted Value of the Moody's
Eligible Assets included in the Reports are
numerically correct;
(c)	with respect to the excess or deficiency of
the Adjusted Value of the Moody's Eligible
Assets included in the Reports when compared
to the Basic Maintenance Amount calculated for
Moody's, the results of the calculation set
forth in the Reports have been recalculated
and are numerically correct;
(d)	with respect to the Moody's and S&P ratings on
corporate evidences of indebtedness,
convertible corporate evidences of
indebtedness and preferred stock listed in the
Reports, that information has been traced and
agrees with the information provided directly
or indirectly by the respective rating
agencies (in the event such information does
not agree or such information is not listed in
the accounting records of the Trust, the Inde-
pendent Accountants will inquire of the rating
agencies what such information is and provide
a listing in their letter of such differences,
if any);
(e)	with respect to issuer name and coupon or
dividend rate listed in the Reports, that
information has been traced and agrees with
information listed in the accounting records
of the Trust;
(f)	with respect to issue size listed in the
Reports, that information has been traced and
agrees with information provided by a Pricing
Service or such other services as Moody's may
authorize from time to time;
(g)	with respect to the prices (or alternative
permissible factors used in calculating the
Market Value as provided by this Statement of
Preferences) provided by the Administrator of
the Trust's assets for purposes of valuing
securities in the portfolio, the Independent
Accountant has traced the price used in the
Reports to the price provided by such Adminis-
trator (in accordance with the procedures
provided in this Statement of Preferences) and
verified that such information agrees (in the
event such information does not agree, the
Independent Accountants will provide a listing
in their letter of such differences); and
(h)	with respect to the description of each
security included in the Reports, the
description of Moody's Eligible Assets has
been compared to the definition of Moody's
Eligible Assets contained in this Statement of
Preferences, and the description as appearing
in the Reports agrees with the definition of
Moody's Eligible Assets as described in this
Statement of Preferences.
Each such letter may state that:  (i) such
Independent Accountant has made no independent
verification of the accuracy of the description of the
investment securities listed in the Reports or the
Market Value of those securities nor has it performed
any procedures other than those specifically outlined
above for the purposes of issuing such letter; (ii)
unless otherwise stated in the letter, the procedures
specified therein were limited to a comparison of
numbers or a verification of specified computations
applicable to numbers appearing in the Reports and the
schedule(s) thereto; (iii) the foregoing procedures do
not constitute an examination in accordance with
generally accepted auditing standards and the Reports
contained in the letter do not extend to any of the
Trust's financial statements taken as a whole; (iv) such
Independent Accountant does not express an opinion as to
whether such procedures would enable such Independent
Accountant to determine that the methods followed in the
preparation of the Reports would correctly determine the
Market Value or Discounted Value of the investment port-
folio; and (v) accordingly, such Independent Accountant
expresses no opinion as to the information set forth in
the Reports or in the schedule(s) thereto and makes no
representation as to the sufficiency of the procedures
performed for the purposes of this Statement of
Preferences.
Such letter shall also state that the Independent
Accountant is an "independent accountant" with respect
to the Trust within the meaning of the Securities Act of
1933, as amended, and the related published rules and
regulations thereunder.
"Adjusted Value" of each Moody's Eligible Asset
shall be computed as follows:
(a)	cash shall be valued at 100% of the face value
thereof; and
(b)	all other Moody's Eligible Assets shall be
valued at the Discounted Value thereof; and
(c)	each asset that is not a Moody's Eligible
Asset shall be valued at zero.
"Administrator" means the other party to the
Administration Agreement with the Trust which shall
initially be Gabelli Funds, LLC, a New York limited
liability company, and will include, as appropriate, any
sub-administrator appointed by the Administrator.
"ADRs" means U.S. dollar-denominated American
Depository Receipts.
"Adviser" means Gabelli Funds, LLC, a New York
limited liability company, or such other person as shall
be serving as the investment adviser of the Trust.
"Annual Valuation Date" means the Valuation Date
each calendar year so designated by the Trust,
commencing in the calendar year 2003.
"Asset Coverage" means asset coverage, as
determined in accordance with Section 18(h) of the 1940
Act, of at least 200% with respect to all outstanding
senior securities of the Trust which are stock,
including all Outstanding Series A Preferred Shares (or
such other asset coverage as may in the future be
specified in or under the 1940 Act as the minimum asset
coverage for senior securities which are stock of a
closed-end investment company as a condition of
declaring dividends on its common stock), determined on
the basis of values calculated as of a time within 48
hours (not including Saturdays, Sundays or holidays)
next preceding the time of such determination.
"Basic Maintenance Amount" means, as of any Valua-
tion Date, the dollar amount equal to (a) the sum of (i)
the product of the number of shares of each class or
series of Preferred Shares Outstanding on such Valuation
Date multiplied by the Liquidation Preference per share;
(ii) to the extent not included in (i) the aggregate
amount of cash dividends (whether or not earned or de-
clared) that will have accumulated for each Outstanding
Preferred Share from the most recent Dividend Payment
Date to which dividends have been paid or duly provided
for (or, in the event the Basic Maintenance Amount is
calculated on a date prior to the initial Dividend Pay-
ment Date with respect to a class or series of the
Preferred Shares, then from the Date of Original Issue)
through the Valuation Date plus all dividends to accumu-
late on the Preferred Shares then Outstanding during the
70 days following such Valuation Date or, if less,
during the number of days following such Valuation Date
that Preferred Shares called for redemption are
scheduled to remain Outstanding; (iii) the Trust's other
liabilities due and payable as of such Valuation Date
(except that dividends and other distributions payable
by the Trust on Common Shares shall not be included as a
liability) and such liabilities projected to become due
and payable by the Trust during the 90 days following
such Valuation Date (excluding liabilities for invest-
ments to be purchased and for dividends and other
distributions not declared as of such Valuation Date);
and (iv) any current liabilities of the Trust as of such
Valuation Date to the extent not reflected in (or
specifically excluded by) any of (a)(i) through (a)(iii)
(including, without limitation, and immediately upon
determination, any amounts due and payable by the Trust
pursuant to reverse repurchase agreements and any
payables for assets purchased as of such Valuation Date)
less (b)(i) the Adjusted Value of any of the Trust's
assets or (ii) the face value of any of the Trust's
assets if, in the case of both (b)(i) and (b)(ii), such
assets are either cash or evidences of indebtedness
which mature prior to or on the date of redemption or
repurchase of Preferred Shares or payment of another
liability and are either U.S. Government Obligations or
evidences of indebtedness which have a rating assigned
by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by
S&P of at least AAA, SP-1+ or A-1+, and are irrevocably
held by the Trust's custodian bank in a segregated
account or deposited by the Trust with the Dividend-
Disbursing Agent for the payment of the amounts needed
to redeem or repurchase Preferred Shares subject to
redemption or repurchase or any of (a)(ii) through
(a)(iv); and provided that in the event the Trust has
repurchased Preferred Shares and irrevocably segregated
or deposited assets as described above with its
custodian bank or the Dividend-Disbursing Agent for the
payment of the repurchase price the Trust may deduct
100% of the Liquidation Preference of such Preferred
Shares to be repurchased from (a) above.  Basic
Maintenance Amount shall, for purposes of this Statement
of Preferences, have a correlative meaning with respect
to any other class or series of Preferred Shares.
"Basic Maintenance Amount Cure Date" means, with
respect to the Series A Preferred Shares, 10 Business
Days following a Valuation Date, such date being the
last day upon which the Trust's failure to comply with
paragraph 5(a)(ii)(A) of Part II hereof could be cured,
and for the purposes of this Statement of Preferences
shall have a correlative meaning with respect to any
other class or series of Preferred Shares.
"Basic Maintenance Report" or "Report" means, with
respect to the Series A Preferred Shares, a report
prepared by the Administrator which sets forth, as of
the related Valuation Date, Moody's Eligible Assets
sufficient to meet or exceed the Basic Maintenance
Amount, the Market Value and Discounted Value thereof
(seriatim and in the aggregate), and the Basic Mainte-
nance Amount, and for the purposes of this Statement of
Preferences shall have a correlative meaning with
respect to any other class or series of Preferred
Shares.
"Board of Trustees" means the Board of Trustees of
the Trust or any duly authorized committee thereof as
permitted by applicable law.
"Business Day" means a day on which the New York
Stock Exchange is open for trading and that is neither a
Saturday, Sunday nor any other day on which banks in The
City of New York, New York are authorized or obligated
by law to close.
"By-Laws" means the By-Laws of the Trust as amended
from time to time.
"Common Shares" means the common shares, par value
$.001 per share, of the Trust.
"Cure Date" shall have the meaning set forth in
paragraph 3(a) of Part II hereof.
"Date of Original Issue" means October 12, 2004,
and for the purposes of this Statement of Preferences
shall have a correlative meaning with respect to any
other class or series of Preferred Shares.
"Declaration" means the Amended and Restated
Agreement and Declaration of Trust of the Trust, dated
as of November 25, 2003, as amended, supplemented or
restated from time to time (including by this Statement
of Preferences or by way of any other supplement or
Statement of Preferences authorizing or creating a class
of shares of beneficial interest in the Trust).
"Deposit Assets" means cash, Short-Term Money
Market Instruments and U.S. Government Obligations.
Except for determining whether the Trust has Moody's
Eligible Assets with an Adjusted Value equal to or
greater than the Basic Maintenance Amount, each Deposit
Asset shall be deemed to have a value equal to its prin-
cipal or face amount payable at maturity plus any inter-
est payable thereon after delivery of such Deposit Asset
but only if payable on or prior to the applicable
payment date in advance of which the relevant deposit is
made.
"Discounted Value" means, as applicable, (a) the
quotient of the Market Value of an Eligible Asset
divided by the applicable Discount Factor or (b) such
other formula for determining the discounted value of an
Eligible Asset as may be established by an applicable
Rating Agency, provided, in either case that with
respect to an Eligible Asset that is currently callable,
Discounted Value will be equal to the applicable
quotient or product as calculated above or the call
price, whichever is lower, and that with respect to an
Eligible Asset that is prepayable, Discounted Value will
be equal to the applicable quotient or product as
calculated above or the par value, whichever is lower.
"Dividend-Disbursing Agent" means, with respect to
the Series A Preferred Shares, EquiServe Trust Company,
N.A. and its successors or any other dividend-disbursing
agent appointed by the Trust and, with respect to any
other class or series of Preferred Shares, the Person
appointed by the Trust as dividend-disbursing or paying
agent with respect to such class or series.
"Dividend Payment Date" means with respect to the
Series A Preferred Shares, any date on which dividends
declared by the Board of Trustees thereon are payable
pursuant to the provisions of paragraph 1(a) of Part II
of this Statement of Preferences and shall for the
purposes of this Statement of Preferences have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Dividend Period" shall have the meaning set forth
in paragraph 1(a) of Part II hereof, and for the
purposes of this Statement of Preferences shall have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Governing Documents" means the Declaration and the
By-Laws.
"Independent Accountant" means a nationally recog-
nized accountant, or firm of accountants, that is with
respect to the Trust an independent public accountant or
firm of independent public accountants under the Securi-
ties Act of 1933, as amended.
"Liquidation Preference" shall, with respect to the
Series A Preferred Shares, have the meaning set forth in
paragraph 2(a) of Part II hereof, and for the purposes
of this Statement of Preferences shall have a
correlative meaning with respect to any other class or
series of Preferred Shares.
"Market Value" means the amount determined by the
Trust with respect to Moody's Eligible Assets in
accordance with valuation policies adopted from time to
time by the Board of Trustees as being in compliance
with the requirements of the 1940 Act.
	Notwithstanding the foregoing, "Market Value"
may, at the option of the Trust with respect to any of
its assets, mean the amount determined with respect to
specific Moody's Eligible Assets of the Trust in the
manner set forth below:
(a)	as to any common or preferred stock which is a
Moody's Eligible Asset, (i) if the stock is
traded on a national securities exchange or
quoted on the Nasdaq System, the last sales
price reported on the Valuation Date or (ii)
if there was no reported sales price on the
Valuation Date, the lower of two bid prices
for such stock provided to the Administrator
by two recognized securities dealers with
minimum capitalizations of $25,000,000 (or
otherwise approved for such purpose by
Moody's) or by one such securities dealer and
any other source (provided that the
utilization of such source would not adversely
affect Moody's then-current rating of the
Series A Preferred Shares), at least one of
which shall be provided in writing or by
telecopy, telex, other electronic
transcription, computer obtained quotation
reducible to written form or similar means,
and in turn provided to the Trust by any such
means by such Administrator, or, if two bid
prices cannot be obtained, such Moody's
Eligible Asset shall have a Market Value of
zero;
(b)	as to any U.S. Government Obligation, Short
Term Money Market Instrument (other than
demand deposits, federal funds, bankers'
acceptances and next Business Day repurchase
agreements) and commercial paper with a
maturity of greater than 60 days, the product
of (i) the principal amount (accreted
principal to the extent such instrument
accretes interest) of such instrument, and
(ii) the lower of the bid prices for the same
kind of instruments having, as nearly as
practicable, comparable interest rates and
maturities provided by two recognized
securities dealers having a minimum
capitalization of $25,000,000 (or otherwise
approved for such purpose by Moody's) or by
one such dealer and any other source (provided
that the utilization of such source would not
adversely affect Moody's then-current rating
of the Series A Preferred Shares) to the
Administrator, at least one of which shall be
provided in writing or by telecopy, telex,
other electronic transcription, computer
obtained quotation reducible to written form
or similar means, and in turn provided to the
Trust by any such means by such Administrator,
or, if two bid prices cannot be obtained, such
Moody's Eligible Asset will have a Market
Value of zero;
(c)	as to cash, demand deposits, federal funds,
bankers' acceptances and next Business Day
repurchase agreements included in Short-Term
Money Market Instruments, the face value
thereof;
(d)	as to any U.S. Government Obligation, Short-
Term Money Market Instrument or commercial
paper with a maturity of 60 days or fewer,
amortized cost unless the Board of Trustees
determines that such value does not constitute
fair value; and
(e)	as to any other evidence of indebtedness which
is a Moody's Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and
(B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's) or by one such dealer and any other source (provided that the utilization of such source would not adversely affect Moody's then-current rating of the Series A Preferred Shares) to the
Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.

"Moody's" means Moody's Investors Service, Inc., or its successors at law. In the event that Moody's is no longer rating the Series A Preferred Shares at the request of the Trust, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trust.

"Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:

Type of Moody's Eligible Asset*:                       Moody's
                                                 Discount Factor:
Short Term Money Market Instruments
(other than U.S. Government Obliga-
tions set forth below) and other
commercial paper:

U.S. Treasury Securities with final
maturities that are less than or
equal to 60 days	                                    1.00
Demand or time deposits, certificates
of deposit and bankers' acceptances
includible in Short Term Money Market
Instruments	                                          1.00
Commercial paper rated P-1 by Moody's
maturing in 30 days or less	                        1.00
Commercial paper rated P-1 by Moody's
maturing in more than 30 days but in
270 days or less	                                    1.15
Commercial paper rated A-1+ by S&P
maturing in 270 days or less	                        1.25
Repurchase obligations includible in
Short Term Money Market Instruments
if term is less than 30 days and
counterparty is rated at least A2	                  1.00
Other repurchase obligations	                Discount Factor
                                               applicable to
                                               underlying assets
U.S. Common Stocks and Common Stocks
of foreign issuers for which ADR's
are traded:
Large Cap Stocks (Market
Capitalization in excess of $10
billion) 	                                          2.00
Mid Cap Stocks (Market Capitalization
in between $2 billion and $10
billion) 	                                          2.05
Small Cap Stocks (Market
Capitalization less than $2
billion) 	                                          2.20
Common Stocks of foreign issuers (in
existence for at least five years)
for which no ADR's are traded	                        4.00
Convertible Preferred Stocks and
Convertible Corporate Debt Securities
having a delta range of:
..8-.4 (investment grade) 	                        1.92
..8-.4 (below investment grade) 	                  2.26
1-.8 (investment grade) 	                        1.95
1-.8 (below investment grade) 	                  2.29
Convertible Preferred Stocks and
Convertible Corporate Debt Securities
that are unrated	                                    2.50
Preferred stocks:
	Auction rate preferred stocks                   3.50
Other preferred stock rated:
Aaa 	                                                1.50
Aa 	                                                1.55
A 	                                                1.60
Baa 	                                                1.65
Ba 	                                                1.96
B 	                                                2.16
Less than B or not rated 	                        2.40
DRD preferred (investment grade) 	                  1.65
DRD Preferred (below investment grade) 	            2.16
U.S. Government Obligations (other
than U.S. Treasury Securities Strips
set forth below) with remaining terms
to maturity of:
	1 year or less	                              1.04
	2 years or less	                              1.09
	3 years or less	                              1.12
	4 years or less	                              1.15
	5 years or less	                              1.18
	7 years of less	                              1.21
	10 years or less	                              1.24
	15 years or less	                              1.25
	20 years or less	                              1.26
	30 years or less	                              1.26
U.S. Treasury Securities Strips with
remaining terms to maturity of:
	1 year or less	                              1.04
	2 years or less	                              1.10
	3 years or less	                              1.14
	4 years or less	                              1.18
	5 years or less	                              1.21
	7 years or less	                              1.27
	10 years or less	                              1.34
	15 years or less	                              1.45
	20 years or less	                              1.54
	30 years or less	                              1.66
Corporate Debt:
	Convertible corporate debt having a
delta range of .4-0, and non-
convertible corporate debt, rated
at least Aa1 with remaining terms
to maturity of:
	1 year or less	                              1.09
	2 years or less	                              1.15
	3 years or less	                              1.20
	4 years or less	                              1.26
	5 years or less	                              1.32
	7 years or less	                              1.39
	10 years or less	                              1.45
	15 years or less	                              1.50
	20 years or less	                              1.50
	30 years or less	                              1.50
Greater than 30 years 	                              1.65
	Convertible corporate debt having a
delta range of .4-0, and non-
convertible corporate debt, rated
at least Aa3 with remaining terms
to maturity of:
	1 year or less	                              1.12
	2 years of less	                              1.18
	3 years or less	                              1.23
	4 years or less	                              1.29
	5 years or less	                              1.35
	7 years or less	                              1.43
	10 years or less	                              1.50
	15 years or less	                              1.55
	20 years or less	                              1.55
	30 years or less	                              1.55
Greater than 30 years 	                              1.73
	Convertible corporate debt having a
delta range of .4-0, and  non-
convertible corporate debt, rated
at least A3 with remaining terms to
maturity of:
	1 year or less	                              1.15
	2 years or less	                              1.22
	3 years or less	                              1.27
	4 years or less	                              1.33
	5 years or less	                              1.39
	7 years or less	                              1.47
	10 years or less	                              1.55
	15 years or less	                              1.60
	20 years or less	                              1.60
	30 years or less	                              1.60
Greater than 30 years 	                              1.81
	Convertible corporate debt having a
delta range of .4-0, and Non-
convertible corporate debt, rated
at least Baa3 with remaining terms
of maturity of:
	1 year or less	                              1.18
	2 years or less	                              1.25
	3 years or less	                              1.31
	4 years or less	                              1.38
	5 years or less	                              1.44
	7 years or less	                              1.52
	10 years or less	                              1.60
	15 years or less	                              1.65
	20 years or less	                              1.65
	30 years or less	                              1.65
Greater than 30 years 	                              1.89
	Convertible corporate debt having a
delta range of .4-0, and Non-
convertible corporate debt, rated
at least Ba3 with remaining terms
of maturity of:
	1 year or less	                              1.37
	2 years or less	                              1.46
	3 years or less	                              1.53
	4 years or less	                              1.61
	5 years or less	                              1.68
	7 years or less	                              1.79
	10 years or less	                              1.89
	15 years or less	                              1.96
	20 years or less	                              1.96
	30 years or less	                              1.96
Greater than 30 years 	                              2.05
	Convertible corporate debt having a
delta range of .4-0, and non-
convertible corporate debt, rated
at least B1 and B2 with remaining
terms of maturity of:
	1 year or less	                              1.50
	2 years or less	                              1.60
	3 years or less	                              1.68
	4 years or less	                              1.76
	5 years or less	                              1.85
	7 years or less	                              1.97
	10 years or less	                              2.08
	15 years or less	                              2.16
	20 years or less	                              2.28
	30 years or less	                              2.29
Greater than 30 years 	                              2.40

"Moody's Eligible Assets" means:
(a)	cash (including, for this purpose, receivables
for investments sold to a counterparty whose
senior debt securities are rated at least Baa3
by Moody's or a counterparty approved by
Moody's and payable within five Business Days
following such Valuation Date and dividends
and interest receivable within 70 days on
investments);
(b)	Short-Term Money Market Instruments;
(c)	commercial paper that is not includible as a
Short-Term Money Market Instrument having on
the Valuation Date a rating from Moody's of at
least P-1 and maturing within 270 days;
(d)	preferred stocks (i) which either (A) are
issued by issuers whose senior debt securities
are rated at least Baa1 by Moody's or (B) are
rated at least Baa3 by Moody's or (C) in the
event an issuer's senior debt securities or
preferred stock is not rated by Moody's, which
either (1) are issued by an issuer whose
senior debt securities are rated at least A-
by S&P or (2) are rated at least A- by S&P and
for this purpose have been assigned a Moody's
equivalent rating of at least Baa3, (ii) of
issuers which have (or, in the case of issuers
which are special purpose corporations, whose
parent companies have) common stock listed on
the New York Stock Exchange, the American
Stock Exchange or the Nasdaq National Market
System, (iii) which have a minimum issue size
(when taken together with other of the
issuer's issues of similar tenor) of
$40,000,000, (iv) which have paid cash
dividends consistently during the preceding
three-year period (or, in the case of new
issues without a dividend history, are rated
at least A1 by Moody's or, if not rated by
Moody's, are rated at least A+ by S&P), (v)
which pay cumulative cash dividends in U.S.
dollars, (vi) which are not convertible into
any other class of stock and do not have
warrants attached, (vii) which are not issued
by issuers in the transportation industry and
(viii) in the case of auction rate preferred
stocks, which are rated at least Aa3 by
Moody's, or if not rated by Moody's, AA- by
S&P, AA- by Fitch or are otherwise approved in
writing by Moody's and have never had a failed
auction; provided, however, that for this
purpose the aggregate Market Value of the
Trust's holdings of any single issue of
auction rate preferred stock shall not be more
than 1% of the Trust's total assets;
(e)	common stocks (i) (A) which are traded on a
nationally recognized stock exchange or in the
over-the-counter market, (B) if cash dividend
paying, pay cash dividends in U.S. dollars and
(C) which may be sold without restriction by
the Trust; provided, however, that (y) common
stock which, while a Moody's Eligible Asset
owned by the Trust, ceases paying any regular
cash dividend will no longer be considered a
Moody's Eligible Asset until 71 days after the
date of the announcement of such cessation,
unless the issuer of the common stock has
senior debt securities rated at least A3 by
Moody's and (z) the aggregate Market Value of
the Trust's holdings of the common stock of
any issuer in excess of 4% in the case of
utility common stock and 6% in the case of
non-utility common stock of the aggregate
Market Value of the Trust's holdings shall not
be Moody's Eligible Assets, (ii) which are
securities denominated in any currency other
than the U.S. dollar or securities of issuers
formed under the laws of jurisdictions other
than the United States, its states and the
District of Columbia for which there are dol-
lar-denominated ADRs or their equivalents
which are traded in the United States on ex-
changes or over-the-counter and are issued by
banks formed under the laws of the United
States, its states or the District of Columbia
or (iii) which are securities of issuers
formed under the laws of jurisdictions other
than the United States (and in existence for
at least five years) for which no ADRs are
traded; provided, however, that the aggregate
Market Value of the Trust's holdings of secu-
rities denominated in currencies other than
the U.S. dollar and ADRs in excess of (A) 6%
of the aggregate Market Value of the out-
standing shares of common stock of such issuer
thereof or (B) 10% of the Market Value of the
Trust's Moody's Eligible Assets with respect
to issuers formed under the laws of any single
such non-U.S. jurisdiction other than
Australia, Belgium, Canada, Denmark, Finland,
France, Germany, Ireland, Italy, Japan, the
Netherlands, New Zealand, Norway, Spain,
Sweden, Switzerland and the United Kingdom,
shall not be a Moody's Eligible Asset;
(f)	ADR securities, based on the following
guidelines: (i) Sponsored ADR program or (ii)
Level II or Level III ADRs.  Private placement
Rule 144A ADRs are not eligible for collateral
consideration.  Global GDR programs will be
evaluated on a case by case basis;
(g)	U.S. Government Obligations;
(h)	corporate evidences of indebtedness (i) which
may be sold without restriction by the Trust
which are rated at least B3 (Caa subordinate)
by Moody's (or, in the event the security is
not rated by Moody's, the security is rated at
least B- by S&P and which for this purpose is
assigned a Moody's equivalent rating of one
full rating category lower), with such rating
confirmed on each Valuation Date, (ii) which
have a minimum issue size of at least (A)
$100,000,000 if rated at least Baa3 or (B)
$50,000,000 if rated B or Ba3, (iii) which are
not convertible or exchangeable into equity of
the issuing corporation and have a maturity of
not more than 30 years and (iv) for which, if
rated below Baa3 or not rated, the aggregate
Market Value of the Trust's holdings do not
exceed 10% of the aggregate Market Value of
any individual issue of corporate evidences of
indebtedness calculated at the time of
original issuance; and
(i)	convertible corporate evidences of
indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least B by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New
York Stock Exchange or the American Stock
Exchange or are quoted on the Nasdaq National
Market System and (iii) which, if cash
dividend paying, pay cash dividends in U.S.
dollars; provided, however, that once
convertible corporate evidences of
indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause
(e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset;
provided, however, that the Trust's investments in auc-tion rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Trust's investments meeting the criteria set forth in clauses (a) through (g) above less the aggre-gate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the paragraph appearing after clause (j) below; and

(j)	no assets which are subject to any lien or
irrevocably deposited by the Trust for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic
Maintenance Amount" may be includible in Moody's Eligible Assets.
Notwithstanding anything to the contrary in the preceding clauses (a)-(j), the Trust's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible
Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market
Value of the Trust's holdings:

Issuer:

                              Non-Utility          Utility
Moody's Rating(1)(2)         Maximum Single        Maximum Single
                             Issuer(3)(4)          Issuer(3)(4)

Aaa                              100%                 100%
Aa                                20%                  20%
A                                 10%                  10%
CS/CB, Baa(5)                      6%                   4%
Ba                                 4%                   4%
B1/B2                              3%                   3%
B3 or below                        2%                   2%


Industry and State:


                       Non-Utility     Utility         Utility
Moody's Rating(1)      Maximum         Maximum         Maximum
                       Single          Single Sub-     Single
                       Industry(3)    Industry(3)(6)   State(3)

Aaa                      100%            100%           100%
Aa                        60%             60%            20%
A                         40%             50%            10%(7)
CS/CB, Baa(5)             20%             50%             7%(7)
Ba                        12%             12%             0%
B1/B2                      8%              8%             0%
B3 or below                5%              5%             0%

______________

(1)	Unless conclusions regarding liquidity risk as
well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Corporation will use the percentage set forth under "B3 or below" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

(2)	Corporate evidences of indebtedness from
issues ranging $50,000,000 to $100,000,000 are
limited to 20% of Moody's Eligible Assets.

(3)	The referenced percentages represent maximum
cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4)	Issuers subject to common ownership of 25% or
more are considered as one name.

(5)	CS/CB refers to common stock and convertible
corporate evidences of indebtedness, which are diversified independently from the rating level.

(6)	In the case of utility common stock, utility
preferred stock, utility evidences of
indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible
Assets less than or equal to the percentage limits in the diversification tables above.

(7)	Such percentage shall be 15% in the case of
utilities regulated by California, New York and Texas.


"Moody's Industry Classifications" means for the
purposes of determining Moody's Eligible Assets, each of
the following industry classifications (or such other
classifications as Moody's may from time to time approve
for application to the Series A Preferred Shares).
1.	Aerospace and Defense: Major
Contractor, Subsystems, Research,
Aircraft Manufacturing, Arms,
Ammunition.
2.	Automobile: Automobile Equipment,
Auto-Manufacturing, Auto Parts
Manufacturing, Personal Use Trailers,
Motor Homes, Dealers.
3.	Banking: Bank Holding, Savings and
Loans, Consumer Credit, Small Loan,
Agency, Factoring, Receivables.
4.	Beverage, Food and Tobacco: Beer and
Ale, Distillers, Wines and Liquors,
Distributors, Soft Drink Syrup,
Bottlers, Bakery, Mill Sugar, Canned
Foods, Corn Refiners, Dairy Products,
Meat Products, Poultry Products,
Snacks, Packaged Foods, Distributors,
Candy, Gum, Seafood, Frozen Food,
Cigarettes, Cigars, Leaf/Snuff,
Vegetable Oil.
5.	Buildings and Real Estate: Brick,
Cement, Climate Controls, Contracting,
Engineering, Construction, Hardware,
Forest Products (building-related
only), Plumbing, Roofing, Wallboard,
Real Estate, Real Estate Development,
REITs, Land Development.
6.	Chemicals, Plastics and Rubber:
Chemicals (non-agricultural),
Industrial Gases, Sulphur, Plastics,
Plastic Products, Abrasives, Coatings,
Paints, Varnish, Fabricating
Containers.
7.	Packaging and Glass: Glass,
Fiberglass, Containers made of: Glass,
Metal, Paper, Plastic, Wood or
Fiberglass.
8.	Personal and Non-Durable Consumer
Products (Manufacturing Only): Soaps,
Perfumes, Cosmetics, Toiletries,
Cleaning Supplies, School Supplies.
9.		Diversified/Conglomerate
Manufacturing.
10.	Diversified/Conglomerate Service.
11.   Diversified Natural Resources,
Precious Metals and Minerals:
Fabricating, Distribution.
12.	Ecological: Pollution Control, Waste
Removal, Waste Treatment and Waste
Disposal.
13.	Electronics: Computer Hardware,
Electric Equipment, Components,
Controllers, Motors, Household
Appliances, Information Service
Communication Systems, Radios, TVs,
Tape Machines, Speakers, Printers,
Drivers, Technology.
14.	Finance: Investment Brokerage,
Leasing, Syndication, Securities.
15.	Farming and Agriculture: Livestock,
Grains, Produce, Agriculture
Chemicals, Agricultural Equipment,
Fertilizers.
16.		Grocery: Grocery Stores, Convenience
Food Stores.
17.	Healthcare, Education and Childcare:
Ethical Drugs, Proprietary Drugs,
Research, Health Care Centers, Nursing
Homes, HMOs, Hospitals, Hospital
Supplies, Medical Equipment.
18.	Home and Office Furnishings,
Housewares, and Durable Consumer
Products: Carpets, Floor Coverings,
Furniture, Cooking, Ranges.
19.		Hotels, Motels, Inns and Gaming.
20.   Insurance: Life, Property and
Casualty, Broker, Agent, Surety.
21.	Leisure, Amusement, Motion Pictures,
Entertainment: Boating, Bowling,
Billiards, Musical Instruments,
Fishing, Photo Equipment, Records,
Tapes, Sports, Outdoor Equipment
(Camping), Tourism, Resorts, Games,
Toy Manufacturing, Motion Picture
Production Theaters, Motion Picture
Distribution.
22.   Machinery (Non-Agricultural, Non-
Construction, Non-Electronic):
Industrial, Machine Tools, Steam
Generators.
23.   Mining, Steel, Iron and Non-
Precious Metals: Coal, Copper, Lead,
Uranium, Zinc, Aluminum, Stainless
Steel, Integrated Steel, Ore
Production, Refractories, Steel Mill
Machinery, Mini-Mills, Fabricating,
Distribution and Sales of the
foregoing.
24.   Oil and Gas: Crude Producer,
Retailer, Well Supply, Service and
Drilling.
25.   Printing, Publishing, and
Broadcasting: Graphic Arts, Paper,
Paper Products, Business Forms,
Magazines, Books, Periodicals,
Newspapers, Textbooks, Radio, T.V.,
Cable Broadcasting Equipment.
26.   Cargo Transport: Rail, Shipping,
Railroads, Rail-car Builders, Ship
Builders, Containers, Container
Builders, Parts, Overnight Mail,
Trucking, Truck Manufacturing, Trailer
Manufacturing, Air Cargo, Transport.
27.   Retail Stores: Apparel, Toy,
Variety, Drugs, Department, Mail Order
Catalog, Showroom.
28.   Telecommunications: Local, Long
Distance, Independent, Telephone,
Telegraph, Satellite, Equipment,
Research, Cellular.
29.   Textiles and Leather: Producer,
Synthetic Fiber, Apparel Manufacturer,
Leather Shoes.
30.   Personal Transportation: Air, Bus,
Rail, Car Rental.
31.   Utilities: Electric, Water, Hydro
Power, Gas.
32.   Diversified Sovereigns: Semi-
sovereigns, Canadian Provinces, Supra-
national Agencies.
		The Trust will use SIC codes in determining
which industry classification is applicable to a
particular investment in consultation with the
Independent Accountant and Moody's, to the extent the
Trust considers necessary.
"1933 Act" means the Securities Act of 1933, as
amended, or any successor statute.
"1940 Act" means the Investment Company Act of
1940, as amended, or any successor statute.
"Notice of Redemption" shall have the meaning set
forth in paragraph 3(c)(i) of Part II hereof.
"Outstanding" means, as of any date, Preferred
Shares theretofore issued by the Trust except:
(a)	any such Preferred Share theretofore
cancelled by the Trust or delivered to
the Trust for cancellation;
(b)  	any such Preferred Share, other than an auction rate Preferred
Share, as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Trust in trust for, or have been irrevocably deposited
with the relevant disbursing agent for
payment to, the holder of such share
pursuant to the Statement of Preferences
with respect thereto;
(c)  	in the case of an auction rate Preferred Share, any such share theretofore delivered to the auction agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the paying agent sufficient funds to redeem such share;
and
(d)  	any such Preferred Share in exchange for or in lieu of which other shares have been issued and delivered.
Notwithstanding the foregoing, (i) for purposes of
voting rights (including the determination of the
number of shares required to constitute a quorum),
any Preferred Shares as to which any subsidiary of
the Trust is the holder will be disregarded and
deemed not Outstanding, (ii) in connection with any
auction of Auction Market Preferred Shares as to
which the Trust or any Person known to the auction
agent to be a subsidiary of the Trust is the holder
will be disregarded and not deemed Outstanding.
"Person" means and includes an individual, a
partnership, the Trust, a trust, a corporation, a
limited liability company, an unincorporated
association, a joint venture or other entity or a
government or any agency or political subdivision
thereof.
"Preferred Shares" means the preferred shares, par
value $.001 per share, of the Trust, and includes the
Series A Preferred Shares.
"Pricing Service" means any of the following:
Bloomberg Financial Service, Bridge Information
Services, Data Resources Inc., FT Interactive,
International Securities Market Association, Merrill
Lynch Securities Pricing Service, Muller Data Corp.,
Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and
Wood Gundy.
"Redemption Price" has the meaning set forth in
paragraph 3(a) of Part II hereof, and for the purposes
of this Statement of Preferences shall have a correla-
tive meaning with respect to any other class or series
of Preferred Shares.
"S&P" means Standard & Poor's Ratings Services, or
its successors at law.
"Series A Preferred Shares" means the 5.875% Series
A Cumulative Preferred Shares, par value $.001 per
share, of the Trust.
"Series A Asset Coverage Cure Date" means, with
respect to the failure by the Trust to maintain Asset
Coverage (as required by paragraph 5(a)(i) of Part II
hereof) as of the last Business Day of each March, June,
September and December of each year, 49 days following
such Business Day.
	"Short-Term Money Market Instruments"
means the following types of instruments if, on the date
of purchase or other acquisition thereof by the Trust,
the remaining term to maturity thereof is not in excess
of 180 days:
(i)	commercial paper rated A-1 if such commercial
paper matures in 30 days or A-1+ if such
commercial paper matures in over 30 days;
(ii)	demand or time deposits in, and banker's
acceptances and certificates of deposit of (A)
a depository institution or trust company
incorporated under the laws of the United
States of America or any state thereof or the
District of Columbia or (B) a United States
branch office or agency of a foreign
depository institution (provided that such
branch office or agency is subject to banking
regulation under the laws of the United
States, any state thereof or the District of
Columbia);
(iii)	overnight funds; and
 (iv)	U.S. Government Obligations.
"Trust" means The Gabelli Dividend & Income Trust, a Delaware statutory trust.
"U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
"Valuation Date" means the last Business Day of each month, or such other date as the Trust and Moody's may agree to for purposes of determining the Basic
Maintenance Amount.
"Voting Period" shall have the meaning set forth in paragraph 4(b) of Part II hereof.





SERIES A PREFERRED SHARES

1.	Dividends.
(a)	Holders of Series A Preferred Shares shall be
entitled to receive, when, as and if declared by the
Board of Trustees, out of funds legally available
therefor, cumulative cash dividends at the rate of
5.875% per annum (computed on the basis of a 360-day
year consisting of twelve 30-day months) of the
Liquidation Preference on the Series A Preferred Shares
and no more, payable quarterly on March 26, June 26,
September 26 and December 26 in each year (each, a Divi-
dend Payment Date) commencing on December 26, 2004 (or,
if any such day is not a Business Day, then on the next
succeeding Business Day) to holders of record of Series
A Preferred Shares as they appear on the stock register
of the Trust at the close of business on the fifth pre-
ceding Business Day in preference to dividends on Common
Shares and any other capital shares of the Trust ranking
junior to the Series A Preferred Shares in payment of
dividends.  Dividends on Series A Preferred Shares shall
accumulate from the date on which such shares are origi-
nally issued. Each period beginning on and including a
Dividend Payment Date (or the Date of Original Issue, in
the case of the first dividend period after issuance of
such shares) and ending on but excluding the next suc-
ceeding Dividend Payment Date is referred to herein as a
"Dividend Period."  Dividends on account of arrears for
any past Dividend Period or in connection with the
redemption of Series A Preferred Shares may be declared
and paid at any time, without reference to any Dividend
Payment Date, to holders of record on such date not
exceeding 30 days preceding the payment date thereof as
shall be fixed by the Board of Trustees.
(b)	(i) No full dividends shall be declared or
paid on Series A Preferred Shares for any Dividend
Period or part thereof unless full cumulative dividends
due through the most recent Dividend Payment Dates
therefor for all series of Preferred Shares of the Trust
ranking on a parity with the Series A Preferred Shares
as to the payment of dividends have been or
contemporaneously are declared and paid through the most
recent Dividend Payment Dates therefor.  If full
cumulative dividends due have not been paid on all such
Outstanding Preferred Shares, any dividends being paid
on such Preferred Shares (including the Series A
Preferred Shares) will be paid as nearly pro rata as
possible in proportion to the respective amounts of
dividends accumulated but unpaid on each such series of
Preferred Shares on the relevant Dividend Payment Date.
No holders of Series A Preferred Shares shall be
entitled to any dividends, whether payable in cash,
property or shares, in excess of full cumulative
dividends as provided in this paragraph 1(b)(i) on
Series A Preferred Shares.  No interest or sum of money
in lieu of interest shall be payable in respect of any
dividend payments on any Series A Preferred Shares that
may be in arrears.
(ii)	For so long as Series A Preferred Shares
are Outstanding, the Trust shall not pay any
dividend or other distribution (other than a
dividend or distribution paid in Common Shares, or
options, warrants or rights to subscribe for or
purchase Common Shares or other shares, if any,
ranking junior to the Series A Preferred Shares as
to dividends and upon liquidation) in respect of
the Common Shares or any other shares of the Trust
ranking junior to the Series A Preferred Shares as
to the payment of dividends and the distribution of
assets upon liquidation, or call for redemption,
redeem, purchase or otherwise acquire for
consideration any Common Shares or any other shares
of the Trust ranking junior to the Series A
Preferred Shares as to the payment of dividends and
the distribution of assets upon liquidation (except
by conversion into or exchange for shares of the
Trust ranking junior to the Series A Preferred
Shares as to dividends and upon liquidation),
unless, in each case, (A) immediately thereafter,
the aggregate Adjusted Value of the Trust's Moody's
Eligible Assets shall equal or exceed the Basic
Maintenance Amount and the Trust shall have Asset
Coverage, (B) all cumulative dividends on all
Series A Preferred Shares due on or prior to the
date of the transaction have been declared and paid
(or shall have been declared and sufficient funds
for the payment thereof deposited with the
applicable Dividend-Disbursing Agent) and (C) the
Trust has redeemed the full number of Series A
Preferred Shares to be redeemed mandatorily
pursuant to any provision contained herein for
mandatory redemption.
(iii)	Any dividend payment made on the Series
A Preferred Shares shall first be credited against
the dividends accumulated with respect to the
earliest Dividend Period for which dividends have
not been paid.
(c)	Not later than the Business Day immediately
preceding each Dividend Payment Date, the Trust shall
deposit with the Dividend-Disbursing Agent Deposit
Assets having an initial combined value sufficient to
pay the dividends that are payable on such Dividend
Payment Date, which Deposit Assets shall mature on or
prior to such Dividend Payment Date.  The Trust may
direct the Dividend-Disbursing Agent with respect to the
investment of any such Deposit Assets, provided that
such investment consists exclusively of Deposit Assets
and provided further that the proceeds of any such
investment will be available at the opening of business
on such Dividend Payment Date.
SECTION 2.	Liquidation Rights.
(a)	In the event of any liquidation, dissolution
or winding up of the affairs of the Trust, whether
voluntary or involuntary, the holders of Series A
Preferred Shares shall be entitled to receive out of the
assets of the Trust available for distribution to
shareholders, after satisfying claims of creditors but
before any distribution or payment shall be made in
respect of the Common Shares or any other shares of the
Trust ranking junior to the Series A Preferred Shares as
to liquidation payments, a liquidation distribution in
the amount of $25.00 per share (the "Liquidation
Preference"), plus an amount equal to all unpaid divi-
dends accumulated to and including the date fixed for
such distribution or payment (whether or not earned or
declared by the Trust, but excluding interest thereon),
and such holders shall be entitled to no further
participation in any distribution or payment in connec-
tion with any such liquidation, dissolution or winding
up.
(b)	If, upon any liquidation, dissolution or wind-
ing up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all Outstanding Series
A Preferred Shares, and any other Outstanding class or series of Preferred Shares of the Trust ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred
Shares of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquida-tion with respect to such other Preferred Shares, then such available assets shall be distributed among the holders of Series A Preferred Shares and such other
Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to liquidation.


SECTION 3.	Redemption.
The Series A Preferred Shares shall be redeemed by
the Trust as provided below:
(a)	Mandatory Redemptions.
If the Trust is required to redeem any Preferred
Shares (which may include Series A Preferred Shares) pursuant to paragraphs 5(b) or 5(c) of Part II hereof, then the Trust shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on such Series A Asset Coverage Cure Date or Basic
Maintenance Amount Cure Date (herein collectively referred to as a "Cure Date"), as the case may be, fix a redemption date and proceed to redeem shares as set forth in paragraph 3(c) hereof. On such redemption date, the Trust shall redeem, out of funds legally available therefor, the number of Preferred Shares, which, to the extent permitted by the 1940 Act and Delaware law, at the option of the Trust may include any proportion of Series A Preferred Shares or any other series of Preferred Shares, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Trust having Asset Coverage or an Adjusted Value of its Moody's Eligible Assets equal to or greater than the Basic Maintenance Amount, as the case may be, immediately prior to the opening of business on such Cure Date or, if Asset Coverage or an Adjusted Value of its Eligible Assets equal to or greater than the Basic
Maintenance Amount, as the case may be, cannot be so re-stored, all of the Outstanding Series A Preferred
Shares, at a price equal to $25.00 per share plus accumulated but unpaid dividends (whether or not earned or declared by the Trust) through the date of redemption
(the "Redemption Price").  In the event that Preferred
Shares are redeemed pursuant to paragraphs 5(b) or 5(c) of Part II hereof, the Trust may, but is not required to, redeem a sufficient number of Series A Preferred
Shares pursuant to this paragraph 3(a) which, when aggregated with other Preferred Shares redeemed by the Trust, permits the Trust to have with respect to the Preferred Shares (including the Series A Preferred
Shares) remaining Outstanding after such redemption (i)
Asset Coverage of as much as 220% and (ii) Moody's
Eligible Assets with Adjusted Value of as great as 110% of the Basic Maintenance Amount. In the event that all of the Series A Preferred Shares then Outstanding are required to be redeemed pursuant to paragraph 5 of Part
II hereof, the Trust shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 3(c) hereof.



(b)	Optional Redemptions.
Prior to October 12, 2009 the Series A Preferred
Shares are not subject to optional redemption by the
Trust unless such redemption is necessary, in the
judgment of the Board of Trustees, to maintain the
Trust's status as a regulated investment company under
Subchapter M of the Internal Revenue Code of 1986, as
amended.  Commencing October 12, 2009 and thereafter,
and prior thereto to the extent necessary to maintain
the Trust's status as a regulated investment company
under Subchapter M of the Internal Revenue Code of 1986,
as amended, to the extent permitted by the 1940 Act and
Delaware law, the Trust may at any time upon Notice of
Redemption redeem the Series A Preferred Shares in whole
or in part at the Redemption Price per share, which
notice shall specify a redemption date of not fewer than
15 days nor more than 40 days after the date of such
notice.
(c)	Procedures for Redemption.
(i)	If the Trust shall determine or be re-
quired to redeem Series A Preferred Shares pursuant
to this paragraph 3, it shall mail a written notice
of redemption ("Notice of Redemption") with respect
to such redemption by first class mail, postage
prepaid, to each holder of the shares to be
redeemed at such holder's address as the same
appears on the stock books of the Trust on the
close of business on such date as the Board of
Trustees may determine, which date shall not be
earlier than the second Business Day prior to the
date upon which such Notice of Redemption is mailed
to the holders of Series A Preferred Shares.  Each
such Notice of Redemption shall state:  (A) the
redemption date as established by the Board of
Trustees; (B) the number of Series A Preferred
Shares to be redeemed; (C) the CUSIP number(s) of
such shares; (D) the Redemption Price; (E) the
place or places where the certificate(s) for such
shares (properly endorsed or assigned for transfer,
if the Board of Trustees shall so require and the
Notice of Redemption shall so state) are to be
surrendered for payment in respect of such redemp-
tion; (F) that dividends on the shares to be
redeemed will cease to accrue on such redemption
date; (G) the provisions of this paragraph 3 under
which such redemption is made; and (H) in the case
of a redemption pursuant to paragraph 3(b), any
conditions precedent to such redemption.  If fewer
than all Series A Preferred Shares held by any
holder are to be redeemed, the Notice of Redemption
mailed to such holder also shall specify the number
or percentage of shares to be redeemed from such
holder.  No defect in the Notice of Redemption or
the mailing thereof shall affect the validity of
the redemption proceedings, except as required by
applicable law.
(ii)	If the Trust shall give a Notice of Re-
demption, then by the close of business on the
Business Day preceding the redemption date
specified in the Notice of Redemption (so long as
any conditions precedent to such redemption have
been met) or, if the Dividend-Disbursing Agent so
agrees, another date not later than the redemption
date, the Trust shall (A) deposit with the
Dividend-Disbursing Agent Deposit Assets that shall
mature on or prior to such redemption date having
an initial combined value sufficient to effect the
redemption of the Series A Preferred Shares to be
redeemed and (B) give the Dividend-Disbursing Agent
irrevocable instructions and authority to pay the
Redemption Price to the holders of the Series A
Preferred Shares called for redemption on the
redemption date.  The Trust may direct the
Dividend-Disbursing Agent with respect to the
investment of any Deposit Assets so deposited
provided that the proceeds of any such investment
will be available at the opening of business on
such redemption date.  Upon the date of such
deposit (unless the Trust shall default in making
payment of the Redemption Price), all rights of the
holders of the Series A Preferred Shares so called
for redemption shall cease and terminate except the
right of the holders thereof to receive the
Redemption Price thereof and such shares shall no
longer be deemed Outstanding for any purpose.  The
Trust shall be entitled to receive, promptly after
the date fixed for redemption any cash in excess of
the aggregate Redemption Price of the Series A
Preferred Shares called for redemption on such date
and any remaining Deposit Assets.  Any assets so
deposited that are unclaimed at the end of two
years from such redemption date shall, to the
extent permitted by law, be repaid to the Trust,
after which the holders of the Series A Preferred
Shares so called for redemption shall look only to
the Trust for payment of the Redemption Price
thereof.  The Trust shall be entitled to receive,
from time to time after the date fixed for
redemption, any interest on the Deposit Assets so
deposited.
(iii)	On or after the redemption date, each
holder of Series A Preferred Shares that are
subject to redemption shall surrender the
certificate evidencing such shares to the Trust at
the place designated in the Notice of Redemption
and shall then be entitled to receive the cash
Redemption Price, without interest.
(iv)	In the case of any redemption of less
than all of the Series A Preferred Shares pursuant
to this Statement of Preferences, such redemption
shall be made pro rata from each holder of Series A
Preferred Shares in accordance with the respective
number of shares held by each such holder on the
record date for such redemption.
(v)	Notwithstanding the other provisions of
this paragraph 3, the Trust shall not redeem Series
A Preferred Shares unless all accumulated and
unpaid dividends on all Outstanding Series A
Preferred Shares and other Preferred Shares ranking
on a parity with the Series A Preferred Shares with
respect to dividends for all applicable past
Dividend Periods (whether or not earned or declared
by the Trust) shall have been or are
contemporaneously paid or declared and Deposit
Assets for the payment of such dividends shall have
been deposited with the Dividend-Disbursing Agent
as set forth in paragraph 1(c) of Part II hereof,
provided, however, that the foregoing shall not
prevent the purchase or acquisition of outstanding
Preferred Shares pursuant to the successful
completion of an otherwise lawful purchase or
exchange offer made on the same terms to holders of
all Outstanding Series A Preferred Shares.
If the Trust shall not have funds legally available
for the redemption of, or is otherwise unable to redeem,
all the Series A Preferred Shares or other Preferred
Shares designated to be redeemed on any redemption date,
the Trust shall redeem on such redemption date the
number of Series A Preferred Shares and other Preferred
Shares so designated as it shall have legally available
funds, or is otherwise able, to redeem ratably on the
basis of the Redemption Price from each holder whose
shares are to be redeemed, and the remainder of the
Series A Preferred Shares and other Preferred Shares
designated to be redeemed shall be redeemed on the
earliest practicable date on which the Trust shall have
funds legally available for the redemption of, or is
otherwise able to redeem, such shares upon Notice of
Redemption.
SECTION 4.	Voting Rights.
(a)	General.
Except as otherwise provided in the Governing
Documents or a resolution of the Board of Trustees, or
as required by applicable law, holders of Series A
Preferred Shares shall have no power to vote on any
matter except matters submitted to a vote of the Common
Shares.  In any matter submitted to a vote of the
holders of the Common Shares, each holder of Series A
Preferred Shares shall be entitled to one vote for each
Series A Preferred Share held and the holders of the
Outstanding Preferred Shares, including Series A
Preferred Shares, and the Common Shares shall vote
together as a single class; provided, however, that at
any meeting of the shareholders of the Trust held for
the election of trustees, the holders of the Outstanding
Preferred Shares, including Series A Preferred Shares,
shall be entitled, as a class, to the exclusion of the
holders of all other securities and classes of capital
shares of the Trust, to elect a number of Trust's
trustees, such that following the election of trustees
at the meeting of the shareholders, the Trust's Board of
Trustees shall contain two trustees elected by the
holders of the Outstanding Preferred Shares, including
the Series A Preferred Shares. Subject to paragraph 4(b)
of Part II hereof, the holders of the outstanding
capital shares of the Trust, including the holders of
Outstanding Preferred Shares, including the Series A
Preferred Shares, voting as a single class, shall elect
the balance of the trustees.
(b)	Right to Elect Majority of Board of Trustees.
During any period in which any one or more of the
conditions described below shall exist (such period
being referred to herein as a "Voting Period"), the
number and/or composition of trustees constituting the
Board of Trustees shall be adjusted as necessary to
permit the holders of Outstanding Preferred Shares,
including the Series A Preferred Shares, voting
separately as one class (to the exclusion of the holders
of all other securities and classes of capital shares of
the Trust) to elect the number of trustees that, when
added to the two trustees elected exclusively by the
holders of Preferred Shares pursuant to paragraph 4(a)
above, would constitute a simple majority of the Board
of Trustees as so adjusted.  The Trust and the Board of
Trustees shall take all necessary actions, including
effecting the removal of trustees or amendment of the
Trust's Declaration, to effect an adjustment of the
number and/or composition of trustees as described in
the preceding sentence.  A Voting Period shall commence:
(i)	 if at any time accumulated dividends
(whether or not earned or declared, and whether or
not funds are then legally available in an amount
sufficient therefor) on the Outstanding Series A
Preferred Shares equal to at least two full years'
dividends shall be due and unpaid and sufficient
cash or specified securities shall not have been
deposited with the Dividend-Disbursing Agent for
the payment of such accumulated dividends; or
(ii)	 if at any time Holders of any other
Preferred Shares are entitled to elect a majority
of the trustees of the Trust under the 1940 Act or
Statement of Preferences creating such shares.
Upon the termination of a Voting Period, the voting
rights described in this paragraph 4(b) shall cease,
subject always, however, to the reverting of such voting
rights in the holders of Preferred Shares upon the
further occurrence of any of the events described in
this paragraph 4(b).
(c)	Right to Vote with Respect to Certain Other
Matters.
Subject to paragraph 1 of Part III of this
Statement of Preferences, so long as any Series A
Preferred Shares are Outstanding, the Trust shall not,
without the affirmative vote of the holders of a
majority (as defined in the 1940 Act) of the Preferred
Shares Outstanding at the time and present and voting on
such matter, voting separately as one class, amend,
alter or repeal the provisions of this Statement of
Preferences so as to in the aggregate adversely affect
the rights and preferences set forth in any Statement of
Preferences, including the Series A Preferred Shares.
To the extent permitted under the 1940 Act, in the event
that more than one series of Preferred Shares are
Outstanding, the Trust shall not effect any of the
actions set forth in the preceding sentence which in the
aggregate adversely affects the rights and preferences
set forth in the Statement of Preferences for a series
of Preferred Shares differently than such rights and
preferences for any other series of Preferred Shares
without the affirmative vote of the holders of at least
a majority of the Preferred Shares Outstanding and
present and voting on such matter of each series
adversely affected (each such adversely affected series
voting separately as a class to the extent its rights
are affected differently).  The holders of the Series A
Preferred Shares shall not be entitled to vote on any
matter that affects the rights or interests of only one
or more other series of Preferred Shares.  The Trust
shall notify Moody's ten Business Days prior to any such
vote described above.  Unless a higher percentage is
required under the Governing Documents or applicable
provisions of the Delaware Statutory Trust Act or the
1940 Act, the affirmative vote of the holders of a
majority of the Outstanding Preferred Shares, including
Series A Preferred Shares, voting together as a single
class, will be required to approve any plan of
reorganization adversely affecting the Preferred Shares
or any action requiring a vote of security holders under
Section 13(a) of the 1940 Act.  For purposes of this
paragraph 4(c), the phrase "vote of the holders of a
majority of the Outstanding Preferred Shares" (or any
like phrase) shall mean, in accordance with Section
2(a)(42) of the 1940 Act, the vote, at the annual or a
special meeting of the shareholders of the Trust duly
called (i) of 67 percent or more of the Preferred Shares
present at such meeting, if the holders of more than 50
percent of the Outstanding Preferred Shares are present
or represented by proxy; or (ii) of more than 50 percent
of the Outstanding Preferred Shares, whichever is less.
The class vote of holders of Preferred Shares described
above will in each case be in addition to a separate
vote of the requisite percentage of Common Shares and
Preferred Shares, including Series A Preferred Shares,
voting together as a single class, necessary to
authorize the action in question.  An increase in the
number of authorized Preferred Shares pursuant to the
Governing Documents or the issuance of additional shares
of any series of Preferred Shares (including Series A
Preferred Shares) pursuant to the Governing Documents
shall not in and of itself be considered to adversely
affect the rights and preferences of the Preferred
Shares.
(d)	Voting Procedures.
(i)	 As soon as practicable after the accrual
of any right of the holders of Preferred Shares to
elect additional trustees as described in paragraph
4(b) above, the Trust shall call a special meeting
of such holders and instruct the Dividend-
Disbursing Agent to mail a notice of such special
meeting to such holders, such meeting to be held
not less than 10 nor more than 20 days after the
date of mailing of such notice.  If the Trust fails
to send such notice to the Dividend-Disbursing
Agent or if the Trust does not call such a special
meeting, it may be called by any such holder on
like notice.  The record date for determining the
holders entitled to notice of and to vote at such
special meeting shall be the close of business on
the day on which such notice is mailed or such
other date as the Board of Trustees shall
determine.  At any such special meeting and at each
meeting held during a Voting Period, such holders
of Preferred Shares, voting together as a class (to
the exclusion of the holders of all other
securities and classes of capital shares of the
Trust), shall be entitled to elect the number of
trustees prescribed in paragraph 4(b) above on a
one-vote-per-share basis.  At any such meeting, or
adjournment thereof in the absence of a quorum, a
majority of such holders present in person or by
proxy shall have the power to adjourn the meeting
without notice, other than by an announcement at
the meeting, to a date not more than 120 days after
the original record date.
(ii)	 For purposes of determining any rights
of the holders of Series A Preferred Shares to vote
on any matter or the number of shares required to
constitute a quorum, whether such right is created
by this Statement of Preferences, by the other
provisions of the Governing Documents, by statute
or otherwise, any Series A Preferred Share which is
not Outstanding shall not be counted.
(iii)	 The terms of office of all persons who
are trustees of the Trust at the time of a special
meeting of holders of Preferred Shares to elect
trustees and who remain trustees following such
meeting shall continue, notwithstanding the
election at such meeting by such holders of the
number of trustees that they are entitled to elect,
and the persons so elected by such holders,
together with the two incumbent trustees elected by
the holders of Preferred Shares, and the remaining
incumbent trustees elected by the holders of the
Common Shares and Preferred Shares, shall
constitute the duly elected trustees of the Trust.
(iv)	 Upon the expiration of a Voting Period,
the terms of office of the additional trustees
elected by the holders of Preferred Shares pursuant
to paragraph 4(b) above shall expire at the
earliest time permitted by law, and the remaining
trustees shall constitute the trustees of the Trust
and the voting rights of such holders of Preferred
Shares, including Series A Preferred Shares, to
elect additional trustees pursuant to paragraph
4(b) above shall cease, subject to the provisions
of the last sentence of paragraph 4(b).  Upon the
expiration of the terms of the trustees elected by
the holders of Preferred Shares pursuant to
paragraph 4(b) above, the number of trustees shall
be automatically reduced to the number of trustees
on the Board immediately preceding such Voting
Period.
(e)	Exclusive Remedy.
Unless otherwise required by law, the holders of
Series A Preferred Shares shall not have any rights or
preferences other than those specifically set forth
herein.  The holders of Series A Preferred Shares shall
have no preemptive rights or rights to cumulative
voting.  In the event that the Trust fails to pay any
dividends on the Series A Preferred Shares, the
exclusive remedy of the holders shall be the right to
vote for trustees pursuant to the provisions of this
paragraph 4.
(f)	Notification to Moody's.
In the event a vote of holders of Series A
Preferred Shares is required pursuant to the provisions
of Section 13(a) of the 1940 Act, as long as the Series
A Preferred Shares are rated by Moody's at the Trust's
request, the Trust shall, not later than ten Business
Days prior to the date on which such vote is to be
taken, notify Moody's that such vote is to be taken and
the nature of the action with respect to which such vote
is to be taken and, not later than ten Business Days
after the date on which such vote is taken, notify
Moody's of the result of such vote.
SECTION 5.	Coverage Tests.
(a)	Determination of Compliance.
For so long as any Series A Preferred Shares are
Outstanding, the Trust shall make the following
determinations:
(i)	 Asset Coverage.  The Trust shall have
Asset Coverage as of the last Business Day of each
March, June, September and December of each year in
which any Series A Preferred Shares are Out-
standing.
(ii)	 Basic Maintenance Amount Requirement.
(a)	For so long as any Series A
Preferred Shares are Outstand-
ing and are rated by Moody's at
the Trust's request, the Trust
shall maintain, on each Valua-
tion Date, Moody's Eligible
Assets having an Adjusted Value
at least equal to the Basic
Maintenance Amount, each as of
such Valuation Date.  Upon any
failure to maintain Moody's
Eligible Assets having an
Adjusted Value at least equal
to the Basic Maintenance
Amount, the Trust shall use all
commercially reasonable efforts
to retain Moody's Eligible
Assets having an Adjusted Value
at least equal to the Basic
Maintenance Amount on or prior
to the Basic Maintenance Amount
Cure Date, by altering the
composition of its portfolio or
otherwise.
(b)	The Administrator shall prepare
a Basic Maintenance Report
relating to each Valuation
Date.  On or before 5:00 P.M.,
New York City time, on the
fifth Business Day after the
first Valuation Date following
the Date of Original Issue of
the Series A Preferred Shares
and after each (1) Annual
Valuation Date, (2) Valuation
Date on which the Trust fails
to satisfy the requirements of
paragraph 5(a)(ii)(A) above,
(3) Basic Maintenance Amount
Cure Date following a Valuation
Date on which the Trust fails
to satisfy the requirements of
paragraph 5(a)(ii)(A) above and
(4) Valuation Date and any
immediately succeeding Business
Day on which the Adjusted Value
of the Trust's Moody's Eligible
Assets exceeds the Basic Main-
tenance Amount by 5% or less,
the Trust shall complete and
deliver to Moody's a Basic
Maintenance Report, which will
be deemed to have been
delivered to Moody's if Moody's
receives a copy or telecopy,
telex or other electronic
transcription or transmission
of the Basic Maintenance Report
and on the same day the Trust
mails to Moody's for delivery
on the next Business Day the
Basic Maintenance Report.  A
failure by the Trust to deliver
a Basic Maintenance Report
under this paragraph
5(a)(ii)(B) shall be deemed to
be delivery of a Basic
Maintenance Report indicating
an Adjusted Value of the
Trust's Moody's Eligible Assets
less than the Basic Maintenance
Amount, as of the relevant
Valuation Date.
(c)	Within ten Business Days after
the date of delivery to Moody's
of a Basic Maintenance Report
in accordance with paragraph
5(a)(ii)(B) above relating to
an Annual Valuation Date, the
Trust shall deliver to Moody's
an Accountant's Confirmation
relating to such Basic
Maintenance Report that was
prepared by the Trust during
the quarter ending on such
Annual Valuation Date.  Also,
within ten Business Days after
the date of delivery to Moody's
of a Basic Maintenance Report
in accordance with paragraph
5(a)(ii)(B) above relating to a
Valuation Date on which the
Trust fails to satisfy the re-
quirements of paragraph
5(a)(ii)(A) and any Basic
Maintenance Amount Cure Date,
the Trust shall deliver to
Moody's an Accountant's
Confirmation relating to such
Basic Maintenance Report.
(d)	In the event the Adjusted Value
of the Trust's Moody's Eligible
Assets shown in any Basic Main-
tenance Report prepared
pursuant to paragraph
5(a)(ii)(B) above is less than
the applicable Basic
Maintenance Amount, the Trust
shall have until the Basic
Maintenance Amount Cure Date to
achieve an Adjusted Value of
the Trust's Moody's Eligible
Assets at least equal to the
Basic Maintenance Amount, and
upon such achievement (and not
later than such Basic Mainte-
nance Amount Cure Date) the
Trust shall inform Moody's of
such achievement in writing by
delivery of a revised Basic
Maintenance Report showing an
Adjusted Value of the Trust's
Moody's Eligible Assets at
least equal to the Basic
Maintenance Amount as of the
date of such revised Basic
Maintenance Report.
(e)	On or before 5:00 P.M., New
York City time, on no later
than the fifth Business Day
after the next Valuation Date
following each date on which
the Trust has repurchased more
than 1% of its Common Shares
since the most recent date of
delivery of a Basic Maintenance
Report, the Trust shall
complete and deliver to Moody's
a Basic Maintenance Report.  A
Basic Maintenance Report
delivered as provided in
paragraph 5(a)(ii)(B) above
also shall be deemed to have
been delivered pursuant to this
paragraph 5(a)(ii)(E).
(b)	Failure to Meet Asset Coverage.
If the Trust fails to have Asset Coverage as pro-
vided in paragraph 5(a)(i) hereof and such failure is
not cured as of the related Series A Asset Coverage Cure
Date, (i) the Trust shall give a Notice of Redemption as
described in paragraph 3 of Part II hereof with respect
to the redemption of a sufficient number of Preferred
Shares, which at the Trust's determination (to the
extent permitted by the 1940 Act and Delaware law) may
include any proportion of Series A Preferred Shares, to
enable it to meet the requirements of paragraph 5(a)(i)
above, and, at the Trust's discretion, such additional
number of Series A Preferred Shares or other Preferred
Shares in order that the Trust have Asset Coverage with
respect to the Series A Preferred Shares and any other
Preferred Shares remaining Outstanding after such
redemption as great as 220%, and (ii) deposit with the
Dividend-Disbursing Agent Deposit Securities having an
initial combined value sufficient to effect the redemp-
tion of the Series A Preferred Shares or other Preferred
Shares to be redeemed, as contemplated by paragraph 3 of
Part II hereof.
(c)	Failure to Maintain Moody's Eligible Assets
having an Adjusted Value at Least Equal to the Basic
Maintenance Amount.
If the Trust fails to have Moody's Eligible Assets
having an Adjusted Value at least equal to the Basic
Maintenance Amount as provided in paragraph 5(a)(ii)(A)
above and such failure is not cured, the Trust shall, on
or prior to the Basic Maintenance Amount Cure Date, (i)
give a Notice of Redemption as described in paragraph 3
of Part II hereof with respect to the redemption of a
sufficient number of Series A Preferred Shares or other
Preferred Shares to enable it to meet the requirements
of paragraph 5(a)(ii)(A) above, and, at the Trust's
discretion, such additional number of Series A Preferred
Shares or other Preferred Shares in order that the Trust
have Adjusted Assets with respect to the remaining
Series A Preferred Shares and any other Preferred Shares
remaining Outstanding after such redemption as great as
110% of the Basic Maintenance Amount, and (ii) deposit
with the Dividend-Disbursing Agent Deposit Assets having
an initial combined value sufficient to effect the re-
demption of the Series A Preferred Shares or other
Preferred Shares to be redeemed, as contemplated by
paragraph 3 of Part II hereof.
(d)	Status of Shares Called for Redemption.
For purposes of determining whether the
requirements of paragraphs 5(a)(i) and 5(a)(ii)(A)
hereof are satisfied, (i) no Series A Preferred Share
shall be deemed to be Outstanding for purposes of any
computation if, prior to or concurrently with such
determination, sufficient Deposit Assets to pay the full
Redemption Price for such share shall have been
deposited in trust with the Dividend-Disbursing Agent
(or applicable paying agent) and the requisite Notice of
Redemption shall have been given, and (ii) such Deposit
Assets deposited with the Dividend-Disbursing Agent (or
paying agent) shall not be included.
SECTION 6.	Certain Other Restrictions.
(a)	For so long as the Series A Preferred Shares
are rated by Moody's at the request of the Trust, the
Trust will not, and will cause the Adviser not to, (i)
knowingly and willfully purchase or sell any asset for
the specific purpose of causing, and with the actual
knowledge that the effect of such purchase or sale will
be to cause, the Trust to have Moody's Eligible Assets
having an Adjusted Value as of the date of such purchase
or sale to be less than the Basic Maintenance Amount as
of such date, (ii) in the event that, as of the immedi-
ately preceding Valuation Date, the Adjusted Value of
the Trust's Moody's Eligible Assets exceeded the Basic
Maintenance Amount by 5% or less, alter the composition
of the Trust's assets in a manner reasonably expected to
reduce the Adjusted Value of the Trust's Moody's Eligi-
ble Assets, unless the Trust shall have confirmed that,
after giving effect to such alteration, the Adjusted
Value of the Trust's Moody's Eligible Assets exceeded
the Basic Maintenance Amount or (iii) declare or pay any
dividend or other distribution on any Common Shares or
repurchase any Common Shares, unless the Trust shall
have confirmed that, after giving effect to such
declaration, other distribution or repurchase, the Trust
continued to satisfy the requirements of paragraph
5(a)(ii)(A) of Part II hereof.
(b)	For so long as the Series A Preferred Shares
are rated by Moody's at the request of the Trust, unless
the Trust shall have received written confirmation from
Moody's, the Trust may engage in the lending of its
portfolio securities only in an amount of up to 5% of
the Trust's total assets, provided that the Trust
receives cash collateral for such loaned securities
which is maintained at all times in an amount equal to
at least 100% of the current market value of the loaned
securities and, if invested, is invested only in Short-
Term Money Market Investments or in money market mutual
funds meeting the requirements of Rule 2a-7 under the
1940 Act that maintain a constant $1.00 per share net
asset value and treat the loaned securities rather than
the collateral as the assets of the Trust for purposes
of determining compliance with paragraph 5 of Part II
hereof.
(c)	For so long as the Series A Preferred Shares
are rated by Moody's at the request of the Trust, the
Trust shall not consolidate the Trust with, merge the
Trust into, sell or otherwise transfer all or sub-
stantially all of the Trust's assets to another Person
or adopt a plan of liquidation of the Trust, in each
case without providing prior written notification to
Moody's.
SECTION 7.		Limitation on Incurrence of
Additional Indebtedness and Issuance of Additional
Preferred Shares
(a)	So long as any Series A Preferred Shares are
Outstanding the Trust may issue and sell one or more
series of a class of senior securities of the Trust
representing indebtedness under Section 18 of the 1940
Act and/or otherwise create or incur indebtedness,
provided that immediately after giving effect to the
incurrence of such indebtedness and to its receipt and
application of the proceeds thereof, the Trust shall
have an "asset coverage" for all senior securities
representing indebtedness, as defined in Section 18(h)
of the 1940 Act, of at least 300% of the amount of all
indebtedness of the Trust then outstanding and no such
additional indebtedness shall have any preference or
priority over any other indebtedness of the Trust upon
the distribution of the assets of the Trust or in
respect of the payment of interest.  Any possible
liability resulting from lending and/or borrowing
portfolio securities, entering into reverse repurchase
agreements, entering into futures contracts and writing
options, to the extent such transactions are made in
accordance with the investment restrictions of the Trust
then in effect, shall not be considered to be indebted-
ness limited by this paragraph 7(a).
(b)	So long as any Series A Preferred Shares are
Outstanding, the Trust may issue and sell shares of one
or more other series of Preferred Shares constituting a
series of a class of senior securities of the Trust
representing stock under Section 18 of the 1940 Act in
addition to the Series A Preferred Shares, provided that
(i) the Trust shall, immediately after giving effect to
the issuance of such additional Preferred Shares and to
its receipt and application of the proceeds thereof,
including, without limitation, to the redemption of
Preferred Shares for which a Redemption Notice has been
mailed prior to such issuance, have an "asset coverage"
for all senior securities which are stock, as defined in
Section 18(h) of the 1940 Act, of at least 200% of the
sum of the liquidation preference of the Series A
Preferred Shares and all other Preferred Shares of the
Trust then Outstanding, and (ii) no such additional
Preferred Shares shall have any preference or priority
over any other Preferred Shares of the Trust upon the
distribution of the assets of the Trust or in respect of
the payment of dividends.
SECTION 8.	Status of Redeemed or Repurchased
Series A Preferred
	Series A Preferred Shares which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.


ABILITY OF BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF
PREFERENCES

			1.	  Modification  to Prevent
Ratings Reduction or Withdrawal.
	The Board of Trustees, without further action
by the shareholders, may amend, alter, add to or repeal
any provision of this Statement of Preferences including
provisions that have been adopted by the Trust pursuant
to the Rating Agency guidelines, if the Board of
Trustees determines that such amendments or
modifications are necessary to prevent a reduction in,
or the withdrawal of, a rating of the Preferred Shares
and are in the aggregate in the best interests of the
holders of the Preferred Shares.
			2.	  Other Modification.
	The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including provisions that have been adopted by the Trust pursuant to the rating agency guidelines, if the Board of Trustees determines that such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the Preferred Shares, provided, that the Trust has received advice from each applicable Rating Agency that such amendment or modification is not expected to adversely affect such Rating Agency's then-current rating of such series of the Trust's Preferred Shares.
	Notwithstanding the provisions of the
preceding paragraph, to the extent permitted by law, the Board of Trustees, without the vote of the holders of the Series A Preferred Shares or any other capital shares of the Trust, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares.

IN WITNESS WHEREOF, The Gabelli Dividend & Income
Trust has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Trust further acknowledge said instrument to be the corporate act of the Trust, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all as of October 12, 2004.


By:  _________________
  Name:  Bruce Alpert
  Title:	    President


Attest:

  ____________________
Name:	James E. McKee
Title:	Secretary

* Discount Factors are for a 7-week exposure period; the Discount Factor applicable to Rule 144A securities shall be increased by 20%. Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a convertible corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "NR" in this table.
Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or
Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.